Exhibit 10.1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of April 18, 2005, by and between APEX SYSTEMS, INC., a Virginia corporation (“Tenant”), and FUND III AND FUND IV ASSOCIATES, a Georgia joint venture partnership (“Landlord”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated as of July 21, 2004, as amended by that certain First Amendment to Lease dated November 10, 2004 (as amended, the “Lease”), whereby Tenant leased approximately 21,288 square feet of rentable area (the “Original Premises”) in the office building at 4400 Cox Road, Glen Allen, Virginia 23060 (the “Building”);

WHEREAS, Landlord and Tenant desire to further amend the Lease to add to the Original Premises approximately 5,686 square feet of non-contiguous space located on the first floor of the Building, and further identified on Exhibit “A-2” attached hereto and made a part hereof (“First Floor Premises”) under the conditions as hereinafter set forth;

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00), and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, do hereby covenant and agree as follows:

1. Recitals. The foregoing recital of facts is incorporated herein as if hereinafter fully set forth. All terms used herein and denoted by their initial capitalization shall have the meaning set forth in the Lease unless set forth herein to the contrary.

2. Lease of First Floor Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the First Floor Premises. The term of the lease of the First Floor Premises shall begin on July 1, 2005 (the “First Floor Premises Commencement Date”), and shall expire on the same date as the Original Premises, so that the expiration of the term of the Original Premises and the First Floor Premises shall be the same.

3. Increase in Premises. The Lease is hereby amended so that, effective as of the First Floor Premises Commencement Date, the Premises under the Lease shall include both the Original Premises and the First Floor Premises. Consistent with such increase in the Premises, the following specific provisions of the Lease are hereby modified, effective as of the First Floor Premises Commencement Date:

(a) Paragraph 2 of the Basic Lease Provisions of the Lease is hereby amended to be as follows:

2.	Premises (See Section 1):

	Suites:	and 200

	Floors:	1st and 2nd

	Rentable Square Feet:	26,974

(b) The Base Rent schedule in paragraph 4 of the Basic Lease Provisions of the Lease is hereby amended to be as follows:

Lease Period	Rentable Square Footage	Annual Rate Per Rentable Square Foot of Premises	Monthly Installment	Annual Installment
11/15/04 – 06/30/05	17,500	$17.50	$25,520.83	$306,250.00
07/01/05 – 11/30/05	23,186	$17.50	$33,812.92	$405,755.00
12/01/05 – 05/14/06	23,186	$17.94	$34,663.07	$415,956.84
05/15/06 – 11/30/06	26,974	$17.94	$40,326.13	$483,913.56
12/01/06 – 11/30/07	26,974	$18.39	$41,337.66	$496,051.86
12/01/07 – 11/30/08	26,974	$18.85	$42,371.66	$508,459.90
12/01/08 – 11/30/09	26,974	$19.32	$43,428.14	$521,137.68
12/01/09 – 11/30/10	26,974	$19.80	$44,507.10	$534,085.20
12/01/10 – 11/30/11	26,974	$20.30	$45,631.02	$547,572.20
12/01/11 – 11/30/12	26,974	$20.81	$46,777.41	$561,328.94
12/01/12 – 11/30/13	26,974	$21.33	$47,946.29	$575,355.42
12/01/13 – 11/30/14	26,974	$21.86	$49,137.64	$589,651.64
12/01/14 – 09/30/15	26,974	$22.41	$50,373.95	$604,487.34

(c) Paragraph 5 of the Basic Lease Provisions of the Lease is hereby amended to be as follows:

5.	Tenant’s Share (See Section 13):	40.70% (prior to 7/1/05)

53.92% (beginning 7/1/05 through 5/14/06)

62.73% (5/15/06 and after)

(d) Exhibit “A-1” to the Lease is hereby deleted and inserted in lieu thereof is Exhibit ”A-2” attached hereto. All references in the Lease to Exhibit “A-1” shall be deemed to be and refer to Exhibit “A-2” attached hereto.

5. Base Year Amount. Notwithstanding any provisions to the contrary in the Lease, for purposes of calculating Tenant’s Share of the annual Operating Expenses applicable with respect to the First Floor Premises only, the Base Year Amount with respect to the First Floor Premises only shall be the Operating Expenses for calendar year 2006, and, for the First Floor Premises only, Tenant shall not owe any Additional Rent with respect to Tenant’s Share of annual Operating Expenses until January 1, 2007.

6. First Floor Allowance; Acceptance. Landlord will provide to Tenant an allowance (“First Floor Allowance”) of $25.00 per rentable square foot contained within the First Floor Premises (based on 5,686 square feet) to be applied to the cost of work and improvements to the First Floor Premises (including all fees of the architects or engineers, all space planning costs and all construction drawing costs). To the extent any portions of the First Floor Allowance remain after all such costs have been paid in full, Tenant shall be permitted to apply such remainder of the First Floor Allowance to costs incurred by Tenant for voice and data cabling expenses in the First Floor Premises and costs of further improvements to the Original Premises, or, at Tenant’s option, as a credit against Base Rent due under the Lease. Tenant shall pay out of the First Floor Allowance to Landlord’s Construction Manager a construction management fee equal to 4% of the hard construction costs of all such work. Tenant and Landlord agree that all costs of such work in excess of such First Floor Allowance which are requested by Tenant and approved by Landlord shall be paid by Tenant to Landlord as follows: twenty-five (25%) percent of Tenant’s estimated costs prior to the commencement of such work, fifty percent (50%) of Tenant’s estimated costs within five (5) business days after Tenant’s receipt of Landlord’s notice that fifty percent (50%) of such work is complete and the balance of actual costs upon substantial completion and prior to occupancy. The amount due for each installment shall be set forth in a written invoice from Landlord. Should Tenant fail to pay for such excess costs when due as herein provided, such amount due shall accrue interest at the rate of one and one-half (1-1/2%) percent per month or fraction thereof from the date such payment is due until paid (Annual Percentage Rate—18%) and the failure to pay such amount when due shall be a default under the Lease, subject to the provisions of Section 26 of the Lease. To the extent not inconsistent with the provisions of this Paragraph 6, the work in the First Floor Premises shall be performed in accordance with the provisions of Exhibit “B” to the Lease. By moving into the First Floor Premises and taking possession thereof, Tenant shall accept, and shall be held to have accepted, the First Floor Premises as suitable for the purposes for which the same are leased, and Tenant by said act waives any and all defects therein. Except as expressly provided herein, Landlord shall have no obligation to make any improvements to the First Floor Premises.

7. Brokers. Each of Tenant and Landlord represents that it has not engaged or worked with any real estate brokers or agents other than CB Richard Ellis, Inc. and Grubb & Ellis\Harrison Bates in connection with this Amendment. Each of Tenant and Landlord shall indemnify and hold harmless the other and the other’s agents from and against any and all claims for commissions or other compensation, and any liabilities, damages and costs relating thereto, that may be asserted by any person or entity other than CB Richard Ellis, Inc. and Grubb & Ellis\Harrison Bates to the extent that the indemnifying party has engaged such person or such claim results from the actions of the indemnifying party.

8. Lease in Effect. Except as herein and expressly modified and amended, the Lease shall remain in full force and effect pursuant to each and every of its terms and conditions. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Tenant represents that it is the sole holder of the interests of the tenant under the Lease and that it has not assigned or conveyed such interest to any other person or entity.

9. Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same document. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart. The signature of any party to any counterpart may be appended to any other counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date and year first above written.

LANDLORD:

FUND III AND FUND IV ASSOCIATES,
a Georgia Joint Venture

By:	WELLS REAL ESTATE FUND III, L.P.,
a Georgia Limited Partnership

	By:	Wells Capital, Inc., a Georgia Corporation (as General Partner)

By:
Name:
Title:

[CORPORATE SEAL]

WELLS REAL ESTATE FUND IV, L.P.,
a Georgia Limited Partnership

By:	Wells Partners, L.P.,
a Georgia Limited Partnership
(As General Partner)

	By:	Wells Capital, Inc.,
a Georgia Corporation
(As General Partner)

By:
Name:
Title:

[CORPORATE SEAL]

TENANT:

APEX SYSTEMS, INC., a Virginia corporation

By:
Title:

By:
Title:

(CORPORATE SEAL)